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                                                                  Exhibit 3.1(b)

                            ARTICLES OF INCORPORATION

                                       OF

                        ACCESS FINANCIAL SOLUTIONS, INC.

         FIRST: WE, THE UNDERSIGNED, Marilyn Lizzio, whose post office address is 918 - 16th Street, N.W., Washington, D.C. 20006, Richard T. Rizzi, whose post office address is 918 - 16th Street, N.W., Washington, D.C. 20006, and Kathryn
H. Stevenson, whose post office address is 918 - 16th Street, N.W., Washington, D.C. 20006, each being at least eighteen years of age, do under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate ourselves as incorporators with the intention of forming a corporation.

         SECOND: The name of the corporation is

                        ACCESS FINANCIAL SOLUTIONS, INC.

         THIRD: The purposes for which the corporation is formed are:

         To engage in any or all lawful business for which corporations may be organized under the Maryland General Corporation Law.

         FOURTH: The address of the principal office of the corporation in Maryland is 13224 Fountain Head Plaza, Hagerstown, Maryland 21742-2678. The name of the resident agent of the corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202.

         FIFTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares without par value, all of one class.

         SIXTH: The number of directors of the corporation shall be three (3), which number may be changed in accordance to the by-laws of the corporation but shall never be less than three (3). The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are:

         John L. Grove, Paul K. Shockey and J. Robert Fries

         SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the corporation and of the directors and stockholders:

         The Board of Directors may classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.




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         The board of directors of the corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

         Notwithstanding any provision of the law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the corporation may take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

         The corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, or any outstanding stock.

         EIGHTH: The duration of the corporation shall be perpetual.

         IN WITNESS WHEREOF, the undersigned incorporators of ACCESS FINANCIAL SOLUTIONS, INC. who executed the foregoing Articles of Incorporation hereby acknowledge the same to their act and further acknowledge that, to the best of their knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury.

         Dated the 20th day of January, 1982.



                                                   /s/ Marilyn Lizzio
                                                   -----------------------------
                                                   Marilyn Lizzio

                                                   /s/ Richard T. Rizzi
                                                   -----------------------------
                                                   Richard T. Rizzi

                                                   /s/ Kathryn H. Stevenson
                                                   -----------------------------
                                                   Kathryn H. Stevenson




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